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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 7, 2000



                               PARIS CORPORATION
                               -----------------
              (Exact name of registrant as specified in charter)



Pennsylvania                            000-14358              23-1645493
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(State or other jurisdiction    (Commission File Number)    (IRS Employer
of incorporation)                                            Identification No.)


122 Kissel Road, Burlington New Jersey                          08016
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(Address of principle executive offices)                      (Zip Code)


Registrant's telephone number, including area code            609-387-7300
                                                              ------------


                                      N/A
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         (Former name or former address, if changed since last report)
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Item 4.   Changes in Registrant's Certifying Accountant

     On June 7, 2000, [the audit committee/board of directors of] Paris Corporation (the "Company") approved the dismissal of Parente Randolph, LLC (the "Former Auditor"), the principal accountant previously engaged to audit the Company's financial statements. During the Company's two most recent fiscal years and the subsequent period, the principal accountant's report on the Company's financial statements did not contain an adverse opinion, disclaimer or qualification with respect to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent period, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of the Former Auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     On June 7, 2000, the board of directors of the Company approved the engagement of Goldenberg Rosenthal, LLP as the principal accountant to audit the Company's financial statements. During the Company's two most recent fiscal years and the subsequent period prior to such appointment, the Company has not consulted the newly engaged accountant regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

Goldenberg Rosenthal, LLP reviewed the disclosure provided in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission.
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                                  SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PARIS CORPORATION



Date:  June 12, 2000           By:  William L. Lomanno
                                    -----------------------------------

                               Name:   William L. Lomanno
                               Title:   Chief Financial Officer